UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2008

THE PBSJ CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30911	59-1494168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 West Cypress Street

Suite 200

Tampa, Florida 33607

(Address of principal executive office)

Registrant’s telephone number, including area code (813) 282-7275

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 7, 2009, The PBSJ Corporation (the “Company”), filed a Current Report on Form 8-K to report the acquisition of Peter R. Brown Construction, Inc. Pursuant to Items 9.01(a)(4) and 9.01(b)(2), this Current Report on Form 8-K/A hereby amends Items 9.01(a) and (b) of the Form 8-K filed on January 7, 2009, and is being filed in order to provide the historical financial statements of Peter R. Brown Construction, Inc. and the related pro forma financial information that were excluded.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited balance sheets as of December 31, 2008 and December 31, 2007 and statements of income and comprehensive income, cash flows and changes in stockholders’ equity for the years ended December 31, 2008 and December 31, 2007 of Peter R. Brown Construction, Inc. are filed herewith as Exhibit 99.1.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations for the three months ended December 31, 2008 and the fiscal year ended September 30, 2008, of the Company and Peter R. Brown Construction, Inc. are filed herewith as Exhibit 99.2. An unaudited consolidated balance sheet of the Company including Peter R. Brown Construction, Inc. has already been filed by the Company in connection with its Quarterly Report for the period ended December 31, 2008, which was filed by the Company on February 17, 2009, and is hereby incorporated by reference.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of Carr, Riggs & Ingram, LLC, Independent Auditor, dated March 13, 2009.

99.1	Audited balance sheets as of December 31, 2008 and December 31, 2007 and statements of income and comprehensive income, cash flows and changes in stockholders’ equity for the years ended December 31, 2008 and December 31, 2007 of Peter R. Brown Construction, Inc.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PBSJ CORPORATION

Date: March 16, 2009	By:	/s/ Donald J. Vrana
	Name:	Donald J. Vrana
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
23.1	Consent of Carr, Riggs & Ingram, LLC, Independent Auditor, dated March 13, 2009.

99.1	Audited balance sheets as of December 31, 2008 and December 31, 2007 and statements of income and comprehensive income, cash flows and changes in stockholders’ equity for the years ended December 31, 2008 and December 31, 2007 of Peter R. Brown Construction, Inc.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements.

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